SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. [ ])

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

Augusta Gold Corp.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 29, 2022

NOTICE IS HEREBY GIVEN that the Annual General Meeting (the “Meeting”) of holders of common stock (“Shareholders”) of Augusta Gold Corp. (the “Company”) will be held at Suite 555, 999 Canada Place, Vancouver, British Columbia, V6C 3E1, on Thursday, September 29, 2022, at 11:30 a.m. (Vancouver time), for the following purposes:

1.	To elect directors of the Company for the ensuing year;

2.	To appoint Davidson & Company LLP as auditor of the Company until the next annual meeting, and to authorize the directors to fix their remuneration;

3.	To amend the exercise price of certain options, as more particularly set out in the management information circular and proxy statement for the Meeting; and

4.	To transact such other business as many properly come before the Meeting or any adjournment thereof.

Accompanying this Notice of Meeting is a Management Information Circular (“Circular”) and Proxy Statement, which provides additional information relating to the business to be conducted at the Meeting, a form of proxy (the “Proxy”) or voting instruction form (the “VIF”), and a form whereby Shareholders may request that the Company’s annual and/or interim financial statements and corresponding management’s discussion and analysis be mailed to them.

The board of directors of the Company has fixed a record date as of the close of business on August 15, 2022 for the purpose of determining the Shareholders of record that will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

Proxies are being solicited by the board of directors of the Company. Registered Shareholders who are unable to be present in person at the Meeting are requested to date, complete and return the materials in accordance with the instructions provided in the Proxy.

If you are a non-registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. If you do not complete and return the materials in accordance with such instructions, you may lose your right to vote at the Meeting.

Dated as of August 29, 2022

BY ORDER OF THE BOARD OF DIRECTORS

“Donald R. Taylor”

DONALD R. TAYLOR

President and Chief Executive Officer

The enclosed materials are being sent to both registered and non-registered Shareholders. If you are a non-registered Shareholder and the Company or its agents have sent these materials directly to you, your name and address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding your Common Shares on your behalf.

MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

INFORMATION PROVIDED AS AT AUGUST 15, 2022 (unless otherwise stated)
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 29, 2022

PERSONS MAKING THE SOLICITATION

This Management Information Circular and Proxy Statement (the “Circular”) is being furnished in connection with the solicitation of proxies being made by or on behalf of the board of directors (the “Board of Directors” or “Board”) of Augusta Gold Corp. (the “Company”) for use at the annual general meeting (the “Meeting”) of holders (the “Shareholders”) of the Company’s shares of common stock (“Common Shares”) to be held at Suite 555, 999 Canada Place, Vancouver, British Columbia, V6C 3E1, on Thursday, September 29, 2022, at 11:30 a.m. (Vancouver time) for the following purposes, as set forth in the accompanying notice of meeting (the “Notice of Meeting”):

1.	To elect directors of the Company for the ensuing year;

2.	To appoint Davidson & Company LLP as auditor of the Company until the next annual meeting, and to authorize the directors to fix their remuneration;

3.	To amend the exercise price of certain options, as more particularly set out herein; and

4.	To transact such other business as many properly come before the Meeting or any adjournment thereof.

While it is expected that the solicitation of proxies will be made primarily by mail, proxies may also be solicited personally, by telephone or other means of communication by the directors, officers, employees and agents of the Company. All costs of this solicitation will be borne by the Company.

Unless otherwise indicated, all dollar amounts in this Circular are in United States dollars. The exchange rate of Canadian dollars into United States dollars based upon the exchange rate reported by the Bank of Canada on December 31, 2021, was C$1.00 = US$0.7888.

APPOINTMENT OF PROXIES

The accompanying form of proxy (the “Proxy”) names Mr. Richard Warke, Executive Chairman, or, failing him, Purni Parikh, Senior Vice President, Corporate Affairs, or, failing her, Michael McClelland, Chief Financial Officer, as proxyholder for the Shareholders at the Meeting, each of whom are directors or officers of the Company or both. A REGISTERED SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR THE SHAREHOLDER OR ON THE SHAREHOLDER’S BEHALF AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, HAS THE RIGHT TO DO SO, BY INSERTING THE DESIRED PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER VALID FORM OF PROXY. A proxy will not be valid unless the completed form of proxy is received by Endeavor Trust Corporation (the “Transfer Agent”) in accordance with the instructions in the form of Proxy not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment or postponement thereof. Late proxies may be accepted or rejected by the Chair of the Meeting at their discretion, and the Chair is under no obligation to accept or reject any particular late proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 29, 2022

The Notice of Meeting, this Circular for the Meeting, the Company’s Annual Report and the form of Proxy are available at www.augustagold.com/investors/agm. Information contained on or connected to the website is not incorporated by reference into this Circular and should not be considered a part of this Circular or any other filing that we make with the Securities and Exchange Commission.

NON-REGISTERED SHAREHOLDERS

Only registered Shareholders (“Registered Shareholders”) or duly appointed proxyholders are permitted to vote at the Meeting. Most Shareholders of the Company are “non-registered” Shareholders because the Common Shares they own are not registered in their names but are instead registered in the names of a brokerage firm, bank or other intermediary or in the name of a clearing agency. Shareholders who do not hold their Common Shares in their own name (referred to herein as “Beneficial Shareholders” or “Non-Registered Shareholders) should note that only Registered Shareholders (or duly appointed proxyholders) may complete a Proxy or vote at the Meeting in person. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in such Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which company acts as nominee for many Canadian brokerage firms) or, in the United States, Shares registered in the name of “Cede & Co.”, the registration name of The Depository Trust Company of which the Intermediary is a participant. Common Shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the brokers’ clients.

This Circular and accompanying materials are being sent to both Registered Shareholders and Beneficial Shareholders. Beneficial Shareholders fall into two categories – those who object to their identity being known to the issuers of securities which they own (“Objecting Beneficial Owners”, or “OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“Non-Objecting Beneficial Owners”, or “NOBOs”). Subject to the provision of Rule 14a-13 of the United States Exchange Act of 1934, as amended (the “Exchange Act”) and National Instrument 54-101 – Communication with Beneficial Owners of Securities of Reporting Issuers (“NI 54-101”), issuers may request and obtain a list of their NOBOs from intermediaries via their transfer agents and other intermediaries and use this NOBO list for distribution of proxy-related materials directly to NOBOs.

The Company is taking advantage of those provisions of Rule 14a-13(c) and NI 54-101 that permit the Company to deliver proxy-related materials to the Company’s NOBOs and OBOs who have not waived the right to receive them (and is not sending proxy-related materials using notice-and-access). As a result, NOBOs and OBOs can expect to receive a Voting Instruction Form (“VIF”) together with the Circular and related documents through your broker or through another intermediary. These VIFs are to be completed and returned in line with the instructions provided by your broker or other intermediary. NOBOs and OBOs should carefully follow the instructions provided, including those regarding when and where to return the completed VIFs.

Should a NOBO or OBO wish to attend and vote at the Meeting in person, the NOBO or OBO must insert the NOBO’s or OBOs name (or such other person as the NOBO or OBO wishes to attend and vote on the NOBO’s or OBOs behalf) in the blank space provided for that purpose on the VIF and return the completed VIF in line with the instructions provided by your broker or other intermediary. If a NOBO or OBO or a nominee of the NOBO or OBO is appointed as a proxyholder pursuant to such request, the appointed proxyholder will need to attend the Meeting in person in order for their votes to be counted.

NOBOs or OBOs that wish to change their vote must contact their broker or other intermediary who provided the instructions to arrange to change their vote in sufficient time in advance of the Meeting.

Only Registered Shareholders have the right to revoke a Proxy. NOBOs and OBOs who wish to change their vote must, sufficiently in advance of the Meeting, arrange for their respective intermediaries to change their vote and if necessary revoke their Proxy in accordance with the revocation procedures set out below.

All references to Shareholders in this Circular, the accompanying Proxy and Notice of Meeting of Shareholders are to Registered Shareholders of record unless specifically stated otherwise.

BROKER NON-VOTES

Brokers and other intermediaries, holding Common Shares in street name for non-Registered Holders, are required to vote the Common Shares in the manner directed by the non-Registered Holder (see discussion above). Under the rules of the New York Stock Exchange (the “NYSE”), brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections and approval of stock option repricing) unless the beneficial owner of such Common Shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Non-Registered Holder is referred to as a “broker non-vote”. Any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

REVOCATION OF PROXIES

A Shareholder who has delivered a Proxy for use at the Meeting may revoke it by (a) going online and completing a new Proxy at www.eproxy.ca, (b) except to the extent otherwise noted on such later Proxy, signing a new Proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies as described below, (c) executing an instrument in writing by the Shareholder or by the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivering it either (i) to the Corporate Secretary of the Company at Augusta Gold Corp., Suite 555-999 Canada Place, Vancouver, BC V6C 3E1, Attn: Corporate Secretary at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, or (ii) to the Chair of the Meeting on the day of the Meeting or any adjournment or postponement thereof or (d) registering with the scrutineer at the Meeting as a registered Shareholder present in person, whereupon any Proxy executed and deposited by such registered Shareholder will be deemed to have been revoked. A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES

The Common Shares represented by a properly executed Proxy in favour of the individuals designated as management proxyholders in the enclosed form of Proxy will:

a.	be voted or withheld from voting in accordance with the instructions of the person appointing the management proxyholder on any ballot that may be called for; and

b.	where a choice with respect to any matter to be acted upon has been specified in the form of Proxy, be voted in accordance with the specification made in such Proxy.

If, however, direction is not given in respect of any matter, the Proxy will be voted as recommended by the Board.

The enclosed form of Proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the individuals appointed as management proxyholder thereunder to vote with respect to amendments or variations of matters identified in the Notice of the Meeting, and in respect of other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the individuals designated by management as proxyholders in the enclosed form of Proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Circular, management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

Return the properly executed and completed form of Proxy:

a.	by completing a Proxy at the following website www.eproxy.ca,

b.	by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Endeavor Trust Corporation, 702 – 777 Hornby Street, Vancouver, BC V6Z 1S4 to be received by 11:30 am (Pacific Time) on September 27, 2022, or no later than 48 hours before any adjournment or postponement of the Meeting, or

c.	by sending it by email to proxy@endeavortrust.com, to be received by 11:30 am (Pacific Time) on September 27, 2022, or no later than 48 hours before any adjournment or postponement of the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Board has fixed a record date as of the close of business on August 15, 2022 (the “Record Date”) for the purpose of determining the Shareholders of record that will be entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

As at the Record Date, there were a total of 79,204,606 Common Shares outstanding. Except as may otherwise be set forth herein, each Common Share entitles the holder thereof to one vote for each share shown as registered in the holder’s name as of the Record Date. Only Registered Shareholders at the close of business on the Record Date who either personally attend the Meeting or who have completed and delivered a form of Proxy in the manner and subject to the provisions described above shall be entitled to vote or to have their Common Shares voted at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of the approximate date of this Circular regarding the beneficial ownership of the Company’s Common Shares by:

•	each person or entity who, to the Company’s knowledge, owns more than 5% of its Common Shares;
•	the Company’s executive officers;
•	each director; and
•	all of the Company’s executive officers and directors as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or dispositive power, which includes the power to dispose of or to direct the disposition of the security. Common Shares that a person has the right to acquire beneficial ownership of, within 60 days of the date of this filing, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

As of the approximate date of this filing, the Company had 79,204,606 Common Shares outstanding.

Executive Officers and Directors

Name and Address	Shares Owned	Percentage
Richard Warke (1) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	41,171,781	41.9

Donald R. Taylor (2) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	548,334	0.7

John Boehner (3) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	175,000	0.2

Lenard Boggio (4) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	228,333	0.3

Daniel Earle (5) Suite 2915, 181 Bay Street Toronto, ON M5J 2T3	1,480,834	1.9

Poonam Puri (6) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	241,666	0.3

Michael McClelland (7) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	148,333	0.2

Purni Parikh (8) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	541,667	0.7

Johnny Pappas (9) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	206,666	0.3

Tom Ladner (10) Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	125,000	0.2

Jim Wickens Suite 555 – 999 Canada Place Vancouver, BC V6C 3E1	0	0.0

All executive officers and directors as a group (11 persons)	44,867,614	44.6

Other 5% or Greater Stockholders (Common Stock)

Name and Address	Shares Owned	Percentage
Barrick Gold Corporation (11) Brookfield Place TD Canada Trust Tower 161 Bay Street, Suite 3700, Toronto, ON M5J 2S1	18,200,000	20.6

Waterton Global Resources Management, Inc. 199 Bay Street, Suite 5050 Toronto ON, M5L 1E2	7,800,000	9.8

The Beling Family Trust David Beling, Trustee 897 Quail Run Drive Grand Junction, CO 81505	4,693,701	5.9

(1)	Includes the following (all of which are held by Augusta Investments Inc., a company wholly owned by Mr. Warke): 266,666 vested options, 22,039,388 shares of Common Stock and 18,865,727 shares underlying warrants.
(2)	Includes the following: 175,000 vested options, 206,667 shares of Common Stock and 166,667 shares underlying warrants.
(3)	Includes the following: 175,000 vested options.
(4)	Includes the following:175,000 vested options, 42,222 shares of Common Stock and 11,111 shares underlying warrants.
(5)	Includes the following (all of which are held by 2210637 Ontario Ltd., a company wholly owned by Mr. Earle):175,000 vested options, 835,000 shares of Common Stock and 470,834 shares underlying warrants.
(6)	Includes the following:175,000 vested options, 44,444 shares of Common Stock and 22,222 shares underlying warrants.
(7)	Includes the following:133,000 vested options, 10,000 shares of Common Stock and 5,000 shares underlying warrants.
(8)	Includes the following: 133,333 vested options, 216,667 shares of Common Stock (of which 166,667 shares of Common Stock are held by Lions Gate Holdings Inc., a company wholly owned by Ms. Parikh) and 191,000 shares underlying warrants (of which 166,667 warrants are held by Lions Gate Holdings Inc.)
(9)	Includes the following:116,666 vested options, 60,000 shares of Common Stock and 30,000 shares underlying warrants.
(10)	Includes the following: 50,000 vested options, 50,000 shares of Common Stock and 25,000 shares underlying warrants.
(11)	Includes the following: 9,100,000 shares of Common Stock and 9,100,000 shares underlying warrants.

CHANGE IN CONTROL

The Company is not aware of any arrangement that might result in a change in control in the future. The Company has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

QUORUM

A quorum of Shareholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding Common Shares entitled to vote are present at the Meeting. A Shareholder’s Common Shares are counted as present at the Meeting if such Shareholder is present and vote in person at the Meeting or he/she has properly submitted a Proxy. A Shareholder’s Common Shares will be counted towards the quorum only if the Shareholder has submitted a valid Proxy. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Meeting may adjourn the Meeting to another date.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set out herein, no person who has been a director or executive officer of the Company at any time since the beginning of the last financial year, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

PROPOSAL ONE - ELECTION OF DIRECTORS

At the date of this Circular there are six directors of the Company. The present term of office of each of these six directors will expire immediately prior to the election of directors at the Meeting. The Board does not contemplate that any of the nominees will be unable to serve as directors. Each director will hold office until the next annual meeting of the Company or until his or her earlier resignation or removal.

At the Meeting, the individuals nominated for election as directors of the Company will be voted on individually and the voting results for each nominee will be publicly disclosed in a news release.

Directors are elected by a plurality of the votes represented by the Common Shares present at the Meeting in person or by proxy. This means that the six director nominees with the most affirmative votes will be elected. The allowable votes with respect to the election of directors are “For” and “Withhold”. Directors are elected individually, and cumulative voting is not permitted in the election of directors. Broker non-votes will have no effect. Withheld votes will also have no effect, except as set out under the Company’s majority voting policy (the “Majority Voting Policy”).

The Company’s Majority Voting Policy stipulates that, in an uncontested election of directors, if a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee will immediately submit his or her resignation to the Chair of the Board for consideration following the meeting (to take effect immediately upon acceptance by the Board). The Nominating and Corporate Governance Committee will consider the offer of resignation and will make a recommendation to the Board of whether or not to accept it. The Board shall review, consider and act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the applicable meeting of the shareholders of the Company. The Board shall accept the resignation absent exceptional circumstances that would warrant the nominee to continue to serve on the Board. The Company will promptly issue a press release announcing the Board’s decision, and a copy of that press release will be provided to the Toronto Stock Exchange (“TSX”). If the Board declines to accept the resignation, the press release shall fully state the reasons for its decision. Any director who tenders his or her resignation shall not participate in any Nominating and Corporate Governance Committee or Board meetings at which his or her resignation is considered. The Majority Voting Policy does not apply in circumstances involving contested director elections.

Unless such authority is withheld by a Shareholder, the management proxyholder named in the accompanying Proxy or VIF intend to vote “FOR” the election of the individuals whose names are set out below.

The Board recommends that Shareholders vote FOR each director nominee to the Board.

Directors

The following table and notes thereto state the name of each person proposed to be nominated by management for election as a director of the Company, the country in which he or she is ordinarily resident of, all offices of the Company currently held by him or her, his or her principal occupation, the business or employments of each proposed director within the preceding five years, the date he or she was first appointed as a director of the Company and the number of Common Shares beneficially owned by him or her, directly or indirectly, or over which he or she exercises control or direction, as at the Record Date.

Name of Proposed Director and Current Position with the Company and location of residence	Principal Occupation, Business or Employment During the Past Five Years	Date First Appointed as Director of the Company
Richard W. Warke Executive Chairman West Vancouver, BC Canada	Executive Chairman of the Company; Executive Chairman of Solaris Resources Inc. since January 2020; Executive Chairman of Titan Mining Corporation since October 2012 and President and CEO from October 2012 to September 2018; Director of Armor Minerals Inc. since February 2015 and President and CEO since October 2, 2018; Executive Chairman of Tethyan Resource Corp. from January 2019 to March 2020; Executive Chairman of Arizona Mining from July 2008 to August 2018; Executive Chairman of NewCastle Gold from May 2016 to December 2017.	January 7, 2021
Donald R. Taylor(3) President & CEO and Director Oro Valley, AZ USA	President and CEO of the Company; President & CEO of Titan Mining Corporation from September 2018 to present; Director of Solaris Resources Inc. since January 2020; Director and COO of Arizona Mining Inc. between February 2015 and January 2016 respectively to August 2018.	October 26, 2020
Lenard Boggio(1)(2) Lead Director West Vancouver, BC Canada	Corporate director of several publicly listed corporations since his retirement in 2012 from PricewaterhouseCoopers LLP as Partner and senior member of the firm’s mining industry group in Vancouver.	January 19, 2021
John Boehner(3) Director Marco Island, FL USA	Strategic Advisor for Squire Patton Boggs since November 2017.	January 7, 2021
Daniel Earle(1)(2) Director Toronto, ON Canada	President and Chief Executive Officer of Solaris Resources Inc. since November 2019; Vice President and Director of TD Securities from June 2007 to October 2019.	October 26, 2020
Poonam Puri(1)(3) Director Toronto, ON Canada	Tenured Professor of Law at Osgoode Hall Law School. Corporate lawyer and affiliated scholar at Davies, Ward, Phillips & Vineberg LLP.	January 7, 2021

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Richard Warke, 62 (appointed January 7, 2021)

Executive Chairman

Richard Warke is a Vancouver-based Canadian business executive with more than 35 years of experience in the international resource sector. In 2005, Mr. Warke founded the Augusta Group of Companies which has an unrivaled track record of value creation in the mining sector.

From 2006 and until 2018, the Augusta Group founded, managed, and funded three world class mineral discoveries.  Ventana Gold discovered the La Bodega gold deposit in Colombia, now reported to host over 10Moz of gold. The Augusta Group sold the company for C$1.3B in 2011. Augusta Resource advanced the Rosemont copper project in Arizona through drilling, feasibility and permitting to become one of the largest copper deposits in United States. It was sold for C$667M in 2014. Arizona Mining discovered the Taylor deposit and grew the Hermosa-Taylor deposit into one of the top five primary zinc deposits globally, and the largest in the United States, prior to its sale for C$2.1B in 2018.

Currently, the Augusta Group is comprised of private businesses and public companies that currently includes Titan Mining Corporation, Augusta Gold Corp. and Solaris Resources Inc. Titan Mining operates a zinc mine in New York State, Augusta Gold is exploring for a gold mine in a prolific mining district in Nevada, and Solaris Resources is advancing a portfolio of copper and gold assets in the Americas, including a high-grade, world-class resource at its copper and gold project Warintza in Ecuador.

In addition, in 2017 Mr. Warke co-founded Equinox Gold which has now become a mid-tier gold producer and one of the fastest growing gold companies in the Americas growing to over a C$3.0B market cap with mines in US, Mexico and Brazil.

During the course of his career, Mr. Warke has established a reputation for building successful companies by generating pioneering transactions in the mining sector through prudent investing in earlier stages of the mine cycle. His specialization is surfacing value through award-winning exploration efforts and rapidly advancing projects with consistent access to low-cost capital through exploration, feasibility, and permitting to point of sale or into production. His expertise, combined with his extensive relationships across the global mining sector, have resulted in rapid growth and a proven track record of success making him a widely-recognized strategic partner and a sought after industry expert for commentary on business, mining and related topics.

As determined by the Board, Mr. Warke’s qualification to serve on our Board is based on, among many attributes, Mr. Warke’s significant experience leading and building successful mining companies which is important to the Company and the Board because the Company and Board view this experience as crucial to the Company achieving its vision.

John Boehner, 72 (appointed January 7, 2021)

Director

John Boehner served as the 53rd Speaker of the United States House of Representatives from 2011 to 2015. A member of the Republican Party, Mr. Boehner was the U.S. Representative from Ohio’s 8th congressional district, serving from 1991 to 2015. He previously served as the House Minority Leader from 2007 until 2011, and House Majority Leader from 2006 until 2007. Following his career in government service, Mr. Boehner joined Squire Patton Boggs, a global law and public policy firm. He earned a Bachelor of Arts in business administration from Xavier University.

As determined by the Board, Mr. Boehner’s qualification to serve on our Board is based on, among many attributes, Mr. Boehner’s significant experience with public policy, governmental relations and regulatory matters which is important to the Company and the Board because the Company and Board view this experience as crucial to the Company achieving its vision.

Daniel Earle, 41 (appointed October 26, 2020)

Director

Daniel Earle has over 17 years of experience in the mining sector and capital markets, covering projects ranging from early stage exploration through feasibility and engineering to production. Mr. Earle is currently the President and CEO of Solaris Resources and also serves on its Board of Directors. Prior to joining Solaris in November 2019, he was a Vice President and Director at TD Securities where he covered the mining sector for over 12 years and established himself as a thought leader in the space. Prior to joining TD Securities in 2007, Mr. Earle was a senior executive with a number of Canadian and U.S. public mineral exploration and mining companies. He is a graduate and scholar of the Lassonde Mineral Engineering Program at the University of Toronto.

As determined by the Board, Mr. Earle’s qualification to serve on our Board is based on, among many attributes, Mr. Earle’s significant executive experience in the mining sector and capital markets, which is important to the Company and Board because the Company and Board view this experience as crucial to the Company achieving its vision.

Poonam Puri, 50 (appointed January 7, 2021)

Director

Poonam Puri is an experienced corporate director and professor of business law at Osgoode Hall Law School in Toronto. She is also a practicing lawyer and affiliated scholar at Davies Ward Phillips & Vineberg LLP. Ms. Puri currently serves on the boards of Canadian Apartment Properties Real Estate Investment Trust, the Canada Infrastructure Bank and Holland Bloorview Kids Rehabilitation Hospital.  Ms. Puri has been recognized as one of the top 25 most influential lawyers in Canada by Canadian Lawyer Magazine. She has been named one of the 100 Most Powerful Women in Canada, and she is a past recipient of Canada’s Top 40 under 40 Award.  Ms. Puri earned her Bachelor of Laws degree from the University of Toronto, and she holds a Master of Laws degree from Harvard Law School.As determined by the Board, Ms. Puri’s qualification to serve on our Board is based on, among many attributes, Ms. Puri’s significant corporate governance experience, which is important to the Company and Board because the Company and Board view this experience as crucial to the Company achieving its vision.

Lenard Boggio, 67 (appointed January 20, 2021)

Director

Lenard Boggio was formerly a partner of PricewaterhouseCoopers LLP (PwC) where he served for more than 30 years until his retirement in May 2012. During that time, he was Leader of the B.C. Mining Group of PwC, a senior member of PwC's Global Mining Industry Practice and an auditor of Canadian, U.S. U.K. and other internationally-listed mineral resource and energy clients. Mr. Boggio is a Fellow of the Chartered Professional Accountants of Canada (FCPA, FCA) and has served as president of the British Columbia Institute of Chartered Accountants and chairman of the Canadian Institute of Chartered Accountants.

As determined by the Board, Mr. Boggio’s qualification to serve on our Board is based on, among many attributes, Mr. Boggio’s significant accounting experience which is important to the Company and Board because the Company and Board view this experience as crucial to the Company achieving its vision.

Donald R. Taylor, P.G., 65 (appointed CEO April 13, 2021)

President, CEO and Director

Donald R. Taylor has 30 years of mineral exploration experience with precious and base metals on five continents, taking projects from exploration to mine development. He is the recipient of the Prospectors and Developers Association of Canada’s 2018 Thayer Lindsley Award for the 2014 discovery of the Taylor lead-zinc-silver deposit in Arizona. Mr. Taylor has worked extensively for large and small cap companies, including Arizona Mining, BHP Minerals, Bear Creek Mining, American Copper and Nickel, Doe Run Resources and Westmont Mining Company. He is a Licensed Professional Geologist in several eastern and western states and a qualified person as defined by National Instrument 43-101. Mr. Taylor has a Bachelor of Science degree in Geology from Southeast Missouri State University and a Master of Science degree from the University of Missouri at Rolla.

As determined by the Board, Mr. Taylor’s qualification to serve on our Board is based on, among many attributes, Mr. Taylor’s significant mineral exploration experience which is important to the Company and Board because the Company and Board view this experience as crucial to the Company achieving its vision.

Non-Director Executive Officers

Michael McClelland, CPA, CA, 44 (appointed October 26, 2020)

CFO

Michael McClelland has over 15 years of experience in accounting and finance. He was formerly the Chief Financial Officer of Bisha Mining Share Company, an operating subsidiary of Nevsun Resources. Prior to that he worked for Goldcorp as the Mine General Manager at Wharf Resources (now owned by Coeur Mining), and prior to that was Director of Finance, Canada and USA. Mr. McClelland started his career at KPMG LLP as a Senior Accountant with the mining group. He is a Chartered Accountant and has a Bachelor of Arts in Economics from Simon Fraser University in British Columbia, Canada.

Purni Parikh, 52 (appointed November 13, 2020)

Senior Vice President, Corporate Affairs

Purni Parikh has over 25 years of public company experience in the mining sector including corporate affairs and finance, legal and regulatory administration, and governance. Ms. Parikh joined Augusta Gold in October 2020. She is President of the Augusta Group of Companies, Senior Vice President, Corporate Affairs of Titan Mining Corporation, and Senior Vice President, Corporate Affairs of Solaris Resources Inc. Ms. Parikh was previously Senior Vice President, Corporate Affairs and Corporate Secretary of Arizona Mining Inc. and Newcastle Gold Ltd., and Vice President, Corporate Secretary Augusta Resource Corporation and Ventana Gold Corp. prior to their acquisition. Ms. Parikh obtained a Certificate in Business from the University of Toronto and a Gemology degree. She holds the ICD.D designation from the Institute of Corporate Directors, and has worked extensively with boards.

Johnny Pappas, 63 (appointed October 26, 2020)

Vice President, Environmental & Permitting

Johnny Pappas has a distinguished career in the field of environmental management and permitting. Mr. Pappas recently, from January 2016 to August 2018, held the position of Vice-President, Environmental and Permitting for Arizona Mining where he directed the permitting of the Hermosa Taylor Deposit Project, Director of Environmental Affairs for Romarco Minerals Inc., from September 2009 to December 2015, where he was instrumental in directing the federal and state permitting of the Haile Gold Mine; the first gold mine permitted east of the Mississippi in the last 20 years. He was previously, from May 2008 to August 2009, the Environmental Manager of the Climax Mine. In addition, he has held several Senior Environmental Engineer positions with PacifiCorp, Plateau Mining and Santa Fe Pacific Gold. Mr. Pappas holds a B.Sc. degree in Geology and Business Administration. Mr. Pappas is recognized as a leader in his field and has won numerous awards including: the 2003 “Best of the Best” Award - awarded by the Department of Interior’s Office of Surface Mining in recognition for extraordinary personal commitment and outstanding contribution for the reclamation success at the Castle Gate Mine and the 2003 “Excellence in Surface Coal Mining Reclamation” Award.

Tom Ladner, 32 (appointed November 23, 2020)

Vice President, Legal

Tom Ladner is Vice President Legal for Augusta Gold Corp. and the Augusta Group of Companies, including Solaris Resources Inc., Titan Mining Corporation and Armor Minerals Inc. Mr. Ladner brings legal, securities and mining expertise to the Company, having advised on multiple M&A transactions valued in excess of C$1 billion and more than 25 public market financings raising in aggregate more than C$750 million. Prior to joining the Augusta Group in 2020, Mr. Ladner practiced law in the Securities and Capital Markets group of a major Canadian law firm. Mr. Ladner has his Honors in Business Administration (with distinction) from the Richard Ivey School of Business and his Juris Doctor from Western University.

Jim Wickens, 58 (appointed June 1, 2022)

Vice President, Operations

Jim Wickens brings over 35 years of experience in mining and operations. He has spent most of his career in operations with major gold producers Placer Dome and Barrick Gold in Canada and the United States. He was the Process Manager for Haile Gold Mine through the feasibility study and detailed engineering phases of the project. In addition to operations, Mr. Wickens has worked as a consultant to the mining industry in the fields of equipment supply and metallurgical laboratory testing. Mr. Wickens is active at the SME section level, serving as the current Chairman of the Nevada Mineral Processors subsection of SME. In 2022, Mr. Wickens was awarded a SME President’s Citation for Individual Service for his work pioneering the Nevada Mineral Processors Subsection. He obtained his B.A.Sc. in Mining and Mineral Process Engineering from the University of British Columbia in 1987.

Arrangements between Officers and Directors

Except as set forth above under “Change In Control”, to our knowledge, there is no arrangement or understanding between any of our directors or officers and any other person, including directors and officers, pursuant to which the director or officer was selected to serve as an officer.

Family Relationships

None of our directors or executive officers are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Other Directorships

At the date of this Circular, the Company’s directors were directors of other Canadian reporting issuers and were also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act) as follows:

Name of Director	Canadian reporting issuers	Issuers with a class of securities registered under Section 12 of the Exchange Act
John Boehner	Titan Mining Corporation	Acreage Holdings, Inc.
Lenard Boggio	Three Valley Copper Inc., Pure Gold Mining and Titan Mining Corporation	Equinox Gold Corp.
Daniel Earle	Solaris Resources Inc.	N/A
Poonam Puri	Canadian Apartment Properties Real Estate Investment Trust and Colliers International Group Inc.	N/A
Donald R. Taylor	Solaris Resources Inc. and Titan Mining Corporation	N/A
Richard W. Warke	Solaris Resources Inc., Titan Mining Corporation, and Armor Minerals Inc.	N/A

Legal Proceedings

Other than as set out herein under “Corporate Cease Trade Orders or Bankruptcies”, we are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended December 31, 2021, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

CORPORATE GOVERNANCE

Schedule 14A under the Exchange Act and National Instrument 58-101 – Disclosure of Corporate Governance Practices requires all companies to provide certain annual disclosure of their corporate governance practices. The Company’s approach to corporate governance is set out below.

Board of Directors

The Board is nominating six individuals to the Company’s Board all of whom are current directors of the Company. The definition of “independent” directors under NI 52-110 – Audit Committees provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company. Of the proposed nominees, Richard W. Warke, Executive Chairman of the Board, and Donald R. Taylor, President and CEO of the Company, are considered to be “non-independent” within the meaning of NI 52-110 and within the meaning of the rules of the NYSE American stock exchange (the “NYSE American”). The other proposed nominees, John Boehner, Lenard Boggio, Daniel Earle and Poonam Puri, are considered by the Board to be “independent” within the meaning of NI 52-110 and the rules of the NYSE American.

Board Leadership Structure

To ensure the Board functions independently of management a Lead Director (Mr. Lenard Boggio) was appointed during fiscal 2021. The Board believes that Mr. Boggio, by virtue of his extensive experience as an independent auditor is qualified to provide such leadership to the Company as it builds shareholder value through exploration drilling, project advancement, and economic optimization. In addition, the Board believes that its current composition, in which only two of the directors are members of management, also serves to ensure that the Board can function independently of management. The independent directors exercise their responsibilities for independent oversight of management through their majority position on the Board and ability to meet independently of management whenever deemed necessary by the Lead Director or any independent director. All of the members of the Audit Committee, and the majority of the members of the Nominating and Corporate Governance Committee and the Compensation Committee are independent directors. The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s share base, the Company’s peer group and other relevant factors, and has determined that having an Executive Chairman and an independent Lead Director is currently the most appropriate leadership structure for the Company.

The independent directors of the Company may hold scheduled meetings at which non-independent directors and members of management are not in attendance. During the calendar year ended December 31, 2021 the Audit Committee held four meetings, the Compensation Committee held no meetings and the Nominating and Corporate Governance Committee held no meetings.

Meetings of the Board

During the calendar year ended December 31, 2021 the Board held three meetings

Orientation and Continuing Education

The Nominating and Corporate Governance Committee is responsible for ensuring that new directors are provided with an orientation including written information about the duties and obligations of directors, the business and operations of the Company, documents from recent Board meetings as applicable, and opportunities for meetings and discussion with senior management and other directors. Directors are expected to attend all scheduled Board and committee meetings as applicable either by telephone conference or in person when possible.

The Board recognizes the importance of ongoing director education and the need for each director to take personal responsibility for the process. To facilitate ongoing education of the Company’s directors, the Company supports training or education in areas relating to their role as a director of the Company; arranges visitation by directors to the Company’s facilities and operations; and encourages presentations by outside experts to the Board or committees on matters of particular importance or emerging significance.

Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for its directors, officers and employees. The Company’s reporting contacts for the purposes of the Ethics Code, the Chairman of the Audit Committee and the Ethics Officer of the Company, have the responsibility for monitoring compliance with the Ethics Code by ensuring all directors, officers and employees receive and become thoroughly familiar with the Ethics Code and acknowledge their support and understanding of the Ethics Code. Any non-compliance with the Ethics Code is to be reported to either the Chairman of the Audit Committee or the Ethics Officer, or other designated persons. The CFO has been designated the Ethics Officer of the Company. A copy of the Ethics Code may be accessed on the Company’s website at www.augustagold.com. We will post any amendments to, or waivers from, including an implicit waiver, the Ethics Code on that website.

The Board ensures that directors, officers and employees are familiar with the Ethics Code to ensure that they exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest. To encourage and promote a culture of ethical business conduct, the Board has adopted a Corporate Disclosure Policy and a Whistleblower Policy. Both of these policies are available on the Company’s website at www.augustagold.com. In addition, the Board requests from management periodic reports relating to any fraud or unethical behavior.

Hedging Policy

The Company’s Corporate Disclosure Policy prohibits directors, officers and other employees of the Company from engaging in hedging or monetization transactions, including, for greater certainty, purchasing financial instruments such as variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of the Company’s securities granted as compensation or held, directly or indirectly, by such director, officer or employee. The policy notes that these types of transactions may permit continued ownership of our securities obtained through the Company’s Stock Option Plan or otherwise without the full risks and rewards of ownership. When that occurs, a person entering into this type of transaction may no longer have the same objectives as our other shareholders.

Diversity

The Board values the benefits that diversity can bring and seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which the Company operates.

In identifying qualified candidates for nomination to the Board, the Nominating and Corporate Governance Committee will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination.

The Nominating and Corporate Governance Committee will give due consideration to characteristics, such as gender, age, ethnicity, disability, sexual orientation and geographic representation, which contribute to board diversity. The Nominating and Corporate Governance Committee may, in addition to conducting its own search, engage qualified independent advisors to assist in identifying prospective diverse director candidates that meet the selection criteria established by the Board and that support its diversity objectives.

The Company does not adhere to any specific targets or quotas in determining Board membership. The Nominating and Corporate Governance Committee does not believe that implementing arbitrary targets for the composition of the Board will serve the Company’s best interests in obtaining the highest caliber executives. The Nominating and Corporate Governance Committee strives to attract individuals who best meet the Company’s needs at a given point in time.

Communications with the Board of Directors

Shareholders may send communications to the Board, the Executive Chairman or one or more of the non-management directors by using the contact information provided on the Company’s website. Shareholders may also send communications by letter addressed to the Corporate Secretary of the Company at Suite 555, 999 Canada Place, Vancouver, British Columbia, V6C 3E1. All communications addressed to the Corporate Secretary will be received and reviewed by that officer. The receipt of concerns about the Company’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board.

Board’s Role in Risk Oversight

The Board considers the understanding, identification and management of risk as essential elements for the successful management of the Company. The Company faces a variety of risks, including credit risk, liquidity risk and operational risk. The Board believes an effective risk management system will: (i) timely identify the material risks that the Company faces; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees of the Board; (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and (iv) integrate risk management into the Company’s decision-making.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is chaired by Lenard Boggio and two other independent directors sit on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding the Company’s effectiveness in identifying and appropriately controlling risks.

The Company also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. Our risk management framework is designed to:

•	identify, monitor, report and properly quantify risks;
•	define and communicate the types and amount of risk the Company is willing to take;
•	communicate to the appropriate management level the type and amount of risk taken;
•	maintain a risk management organization that is independent of the risk-taking activities; and
•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Assessment

The Board currently does not have a formal process in place to assess its committees and individual directors with respect to their effectiveness and contribution. This matter has been discussed among the Board members and it was felt that the current size and constitution of the Board allows for informal discussions regarding the contribution of each director. In addition, each individual director is significantly qualified through their current or previous positions to fulfil their duties as a Board member. A formal process for evaluating the Board, its committees and individual directors may be implemented in the future.

Board Committees

Audit Committee and Audit Committee Financial Expert

The Company has a standing Audit Committee and an audit committee charter, which complies with Rule 10A-3 of the Exchange Act. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is composed of three directors, Lenard Boggio, Daniel Earle and Poonam Puri, each of whom, in the opinion of the Board, are independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A of the NYSE American Company Guide) and financially literate (pursuant to the requirements of Section 803B of the NYSE American Company Guide).

No member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, assists the Board in fulfilling its oversight responsibilities. The directors are responsible for monitoring (i) the Company’s accounting and financial reporting processes; (ii) the integrity of the financial statements of the Company, (iii) compliance by the Company with legal and regulatory requirement; (iv) the independent auditor’s qualifications, independence and performance; and (v) business practices and ethical standards of the Company. A copy of the Audit Committee Charter is available on the Company’s website at www.augustagold.com.

During the fiscal year ended December 31, 2021 the Audit Committee held four meetings.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board which is reviewed annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Section 803A of the NYSE American Company Guide and “independent” and “financially literate” within the meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Lenard Boggio as the “Audit Committee Financial Expert.”

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for Shareholder approval as the Company’s independent auditor. The Audit Committee is responsible for recommending to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in its annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year ended December 31, 2021.

First, the Audit Committee discussed with Davidson & Company, LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Davidson & Company, LLP the independence of Davidson & Company, LLP and received from Davidson & Company, LLP the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Company’s management and Davidson & Company, LLP, the Company’s audited financial statements, including the consolidated balance sheets at December 31, 2021, the consolidated statements of operations and comprehensive loss, cash flows and changes in equity for the fiscal year ended December 31, 2021 and the notes thereto as at and for the year ended December 31, 2021.

Based on the discussions with Davidson & Company, LLP concerning the audit, the independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by:

Audit Committee of the Board of Directors

/s/ Lenard Boggio

/s/ Daniel Earle

/s/ Poonam Puri

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is chaired by Poonam Puri. Its other members as of the date of this Circular are John Boehner and Donald R. Taylor. The role of the Nominating and Corporate Governance Committee is to (1) develop and monitor the effectiveness of the Company’s system of corporate governance; (2) establish procedures for the identification of new nominees to the Board and lead the candidate selection process; (3) develop and implement orientation procedures for new directors; (4) assess the effectiveness of directors, the Board and the various committees of the Board; (5) ensure appropriate corporate governance and the proper delineation of the roles, duties and responsibilities of management, the Board and its committees; and (6) assist the Board in setting the objectives of the Chief Executive Officer and evaluating the performance of the Chief Executive Officer. The Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.augustagold.com.

The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2021.

Nominating Directors

The process by which the Board anticipates that it will identify new candidates is by keeping itself informed of potential candidates in the industry. Any Board member may suggest a director nominee. The Nominating and Corporate Governance Committee must formally review and consider the background, expertise, qualifications and skill sets, to the needs of the Company and recommend the appointment of the potential candidate to the Board as a whole.

Nominations by a Shareholder of candidates for election to the Board of Directors at a meeting of Shareholders may be made only if the Shareholder complies with the procedures set forth in the Company’s Bylaws, and any candidate proposed by a Shareholder not nominated in accordance with such provisions shall not be considered or acted upon.

A proposal by a Shareholder for the nomination of a candidate for election may be made only by notice in writing, delivered to the Board of Directors to the attention of the Corporate Secretary at: at Suite 555, 999 Canada Place, Vancouver, British Columbia, V6C 3E1.

In the case of an annual meeting of Shareholders, any such written proposal of nomination must be received by the Board of Directors not less than sixty days nor more than ninety days before the first anniversary of the date on which the Company held its annual meeting in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders (A) that is called for a date that is not within thirty days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, or (B) in the event that the Company did not have an annual meeting of Shareholder in the prior year any such written proposal of nomination must be received by the Board of Directors not less than five days after the earlier of the date the Company shall have (w) mailed notice to its Shareholders that an annual meeting of Shareholders will be held or (x) issued a press release, or (y) filed a periodic report with the Securities and Exchange Commission or (z) otherwise publicly disseminated notice that an annual meeting of Shareholders will be held.

Such written proposal of nomination shall set forth: (A) the name and address of the Shareholder who intends to make the nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of Common Shares of the Company beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such Common Shares of the Company which are beneficially held by such Shareholder, any voting rights with respect to Common Shares not beneficially owned and other ownership or voting interest in Common Shares of the Company, whether economic or otherwise, including derivatives and hedges, (E) a description of any arrangement or understanding between each person so proposed and the Shareholder(s) making such nomination with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Nominating and Corporate Governance Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Nominating and Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Nominating and Corporate Governance Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating and Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

The qualifications of each of the Company’s directors are set forth in their respective biographies in this Circular.

Compensation Committee

The Compensation Committee is chaired by Lenard Boggio. Its other member as of the date of this Circular is Daniel Earle. Compensation for the Company’s directors and officers is determined by the Board based on the recommendations of the Compensation Committee. The Compensation Committee is entitled to consult with external experts on the adequacy of the compensation paid to the Company’s directors. The Compensation Committee has been established by the Board to review and recommend compensation policies and programs to the Company as well as salary and benefit levels for its executives. The objective of the Committee is to assist in attracting, retaining and motivating executives and key personnel in view of the Company’s goals. The Compensation Committee Charter is available on the Company’s website at www.augustagold.com. The Compensation Committee did not meet during the fiscal year ended December 31, 2021.

Other Board Committees

The Board does not have standing committees outside of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

EXECUTIVE COMPENSATION

The table below sets forth, for the last two fiscal years, the compensation earned by our named executive officers consisting of our executive chairman, chief executive officer, chief financial officer, VP Environmental Permitting and our former chief executive officer.

Summary Compensation Table

							Nonqualified
Name and				Stock	Option	Non-Equity	Deferred	All Other
Principal		Salary(2)	Bonus(4)	Awards	Awards	Incentive Plan	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(1)	Compensation	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard Warke,(5)	2021	$239,325	--	--	$871,672	--	--	--	$1,110,997
Executive Chairman	2020	--	--	--	--	--	--	--	--

Donald Taylor,	2021	$179,166	--	--	$584,794	--	--	--	$763,960
Chief Executive Officer(3)	2020	--	--	--	--	--	--	--	--

Michael McClelland, (5)	2021	$72,654	$37,119	--	$435,836	--	--	--	$545,609
Chief Financial Officer	2020	$13,526	--	--	--	--	--	--	$13,526

Maryse Belanger,	2021	$100,231	--	--	--	--	--	--	$100,231
Chief Executive Officer(3)	2020	$47,968	--	--	--	--	--	--	$47,968

Johnny Pappas,	2021	$160,000	--	--	$381,357	--	--	--	$541,357
VP Environmental Permitting	2020	$58,334	--	--	--	--	--	--	$58,334

(1)	Represents the aggregate grant date fair value computed in accordance with FASB 123.
(2)(5)	Messrs. Warke and McClelland were paid in $C and translated into $US using the average 2021 exchange rate per Bank of Canada of 1.2535. Mr. McClelland’s salary for 2020 was paid in $C and translated into $US at the average exchange rate for the fourth quarter of 2020 of 1.3030. Payments made by the Company to Mr. Warke were to Augusta Capital Corporation, a private company 100% beneficially held by Mr. Warke.
(3)	Ms. Belanger was appointed CEO October 26,2020. Ms. Belanger’s salary was paid in $C and translated into $US at the average exchange rate for the fourth quarter of 2020 of 1.3030 and at the average of the first and second quarters of 2021 of 1.2471 per Bank of Canada. The Company appointed Mr. Taylor as CEO on April 13, 2021. Ms. Belanger resigned from the Company on that same date.
(4)	Paid in the first quarter of 2022.

Consulting Agreements

The Company has entered into a consulting agreement with Augusta Capital Corporation, a private company 100% beneficially held by Mr. Warke, Chairman of the Company. Under the terms of the agreement, Augusta Capital Corporation. is paid a monthly rate of $C29,167 and is eligible for an annual success fee of $C245,000 at the discretion of the Board. In the event of a change of control, Augusta Capital Corporation. shall be paid a success fee of $C1,785,000. The agreement went into effect January 1, 2021 and remains in effect until terminated.

Employment Agreements

Donald R. Taylor, Michael McClelland and Johnny Pappas

The Company has entered into an employment or letter agreement with each of Mr. Taylor, Mr. McClelland and Mr. Pappas for an indefinite term. Each agreement provides for a base salary (as may be adjusted annually), a bonus, grant of Options, vacation time and various standard benefits including life, disability, medical, dental and reimbursement of reasonable expenses. Where applicable, the payment of a bonus is tied to corporate, operational and individual performance and the grant of Options are at the discretion of the Board. Bonuses are paid at the discretion of the Compensation Committee and the Board. Refer to the Summary Compensation Table above for compensation paid to, earned by or accrued for each of Mr. Taylor, Mr. McClelland and Mr. Pappas for fiscal year ended December 31, 2021.

Change of Control – Donald R. Taylor

If Mr. Taylor’s employment is terminated without cause or by him for good reason, the Company shall pay (in addition to basic entitlements for unpaid base salary to the date of termination, accrued and outstanding vacation pay and reimbursement for properly incurred business expenses) an amount in cash equal to one and one-half times his then base annual salary. Mr. Taylor will also be entitled to retain any vested securities granted to him under any compensation plan of the Company in accordance with such compensation plan. If by August 31, 2022, Mr. Taylor is terminated without cause or resigns for any reason within six months following a Change of Control, he will be entitled to an amount in cash equal to one times the aggregate of his then base annual salary and target bonus. After August 31, 2022, if Mr. Taylor is terminated without cause or resigns for any reason within six months following a Change of Control, he will be entitled to an amount in cash equal to two times the aggregate of his then base annual salary and target bonus. All unvested Options held by Mr. Taylor at the time of a Change of Control will vest on the date of such Change of Control.

Change of Control – Michael McClelland

If Mr. McClelland’s employment is terminated without cause or by him for good reason the Company will pay (in addition to basic entitlements for unpaid base salary to the date of termination, accrued and outstanding vacation pay and reimbursement for properly incurred business expenses) an amount in cash equal to one and one-half times the aggregate of his then base annual salary. Mr. McClelland will also be entitled to retain any vested securities granted to him under any compensation plan of the Company in accordance with such compensation plan. In the event that Mr. McClelland is terminated without cause or resigns for any reason within six months following a Change of Control, he will be entitled to an amount in cash equal to two times the aggregate of his then base annual salary and target bonus. All unvested Options held by Mr. McClelland at the time of a Change of Control will vest on the date of such Change of Control.

Change of Control – Johnny Pappas

If Mr. Pappas’ employment is terminated without cause or by him for good reason the Company will pay (in addition to basic entitlements for unpaid base salary to the date of termination, accrued and outstanding vacation pay and reimbursement for properly incurred business expenses) an amount in cash equal to one-half times the aggregate of his then base annual salary. Mr. Pappas will also be entitled to retain any vested securities granted to him under any compensation plan of the Company in accordance with such compensation plan. In the event that Mr. Pappas is terminated without cause or resigns for any reason within six months following a Change of Control, he will be entitled to an amount in cash equal to one and one-half times the aggregate of his then base annual salary and target bonus. All unvested Options held by Mr. Pappas at the time of a Change of Control will vest on the date of such Change of Control.

Maryse Belanger

On April 13, 2021, Ms. Maryse Belanger resigned as Chief Executive Officer, President and a director of the Company for personal reasons. Ms. Belanger’s resignation as a director of the Company was not a result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practice.

Outstanding equity awards at year end December 31, 2021

The following table sets forth the stock options granted to our named executive officers during the year, as of December 31, 2021. No stock appreciation rights have been awarded.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Name Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)
Richard Warke	800,000	--	C$3.00	2/22/2026	800,000
Donald Taylor	350,000	--	C$3.00	2/22/2026	350,000
Donald Taylor	500,000	--	C$3.00	8/30/2026	500,000
Michael McClelland	400,000	--	C$3.00	2/22/2026	400,000
Johnny Pappas	350,000	--	C$3.00	2/22/2026	350,000

Director Compensation

The following table shows compensation paid to our directors (excluding compensation included under our summary compensation table above) for service as directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)*	Option Awards ($)	All Other Compensation ($)	Total ($)
John Boehner	--		$374,833	--	$374,833
Daniel Earle	--		$374,833	--	$374,833
Poonam Puri	--		$374,833	--	$374,833
Lenard Boggio	--		$374,833	--	$374,833

* Represents the aggregate grant date fair value computed in accordance with FASB 123.

Compensation of Directors

Directors that were also executive officers received no monetary compensation for serving as a Director. Non-executive directors are granted non-qualified stock options as compensation. Such stock option awards are determined at the sole discretion of the Company’s Compensation Committee.

PROPOSAL TWO - APPOINTMENT OF AUDITORS

The Audit Committee has recommended to the Board that the Company propose Davidson & Company, LLP, the incumbent auditors, to the Shareholders for re-election as the Company’s auditors for the financial year ending December 31, 2022. Davidson & Company, LLP was first appointed auditors of the Company on June 5, 2019. Representatives of Davidson & Company, LLP are not expected to be present at the Meeting or be available to respond to questions from persons present at the Meeting. If representatives of Davidson & Company, LLP are present at the Meeting, the Chair of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

To approve the selection of Davidson & Company LLP as the Company’s independent auditors for the 2022 fiscal year, the proposal must receive “For” votes from the holders of a majority of Common Shares cast for this proposal. Shareholders may vote “For”, “Against” or “Abstain” on this proposal. Abstentions will have no effect on the outcome of this proposal. Such proposal is a “routine” matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

Audit Fees

For the fiscal year ended December 31, 2021, the fees billed by Davidson & Company LLP, to the Company for services rendered for the review of the financial statements included in the quarterly reports on Form 10-Q filed with the SEC were $26,500 and $37,500 for the 2021 audit of the annual financial statements. For the fiscal year ended December 31, 2020, the fees billed by Davidson & Company LLP, to us for services rendered for the review of the financial statements included in the quarterly reports on Form 10-Q filed with the SEC were $15,000 and $37,500 for the 2020 audit of the annual financial statements.

Audit-Related Fees

For the fiscal years ended December 31, 2021 and 2020, there were no fees billed to the Company by Davidson & Company LLP for the audit or review of the financial statements that are not reported above under Audit Fees.

Tax Fees

For the fiscal years ended December 31, 2021 and 2020, there were no tax related fees billed to the Company by Davidson & Company LLP.

All Other Fees

For the fiscal years ended December 31, 2021 and 2020, there were no fees billed to the Company by Davidson & Company LLP for services other than services described above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The policy of our Audit Committee is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board on the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee approved all services that the independent auditors provided to the Company in the past two fiscal years.

Unless otherwise instructed by the Shareholder, the persons named in the form of Proxy shall vote the Common Shares represented by the Proxy in favour of the reappointment of Davidson & Company, LLP, as auditors of the Company and to authorize the Board to fix their remuneration through the Audit Committee.

The Board recommends a vote FOR the appointment of Davidson & Company LLP as auditors of the Company and to authorize the Board to fix their remuneration through the Audit Committee.

PROPOSAL THREE – OPTION AMENDMENT RESOLUTION

Option Repricing

The Company is seeking stockholder approval of a one-time repricing (the “Option Repricing”) of 4,575,000 stock options of the Company with an exercise price of C$3.00 as set out below in the table under the heading “Subject Optionholders” (the “Subject Options”) outstanding under the Company’s Stock Option Plan (the “Plan”) held by current directors, officers and employees (the “Subject Optionholders”). More specifically, this Proposal Three requests stockholder approval to change the exercise price of the Subject Options to C$2.00 per Common Share.

On August 16, 2022, our Board approved, based on the Compensation Committee’s consideration and recommendation and subject to the approval of the stockholders at the Annual Meeting, the repricing of the Eligible Options, on a future date to be determined by the Board following the date of the Meeting (the “Repricing Date”). On the Repricing Date, if this Proposal Three is approved, all Subject Options will be repriced and lowered to an exercise price equal to C$2.00. There would be no changes to the vesting schedules or any other terms and conditions to the Subject Options. Even if the Option Repricing is approved by our stockholders, the Board has discretion to amend, postpone or not proceed with the Option Repricing. The Board has determined that the Repricing is in the best interest of the Company and our stockholders.

In relation to the Option Repricing, the Company proposes that the stockholders pass a resolution in substantially the following form at the Meeting (the “Option Amendment Resolution”) with all insiders set out in the table under the heading “Subject Optionholders” abstaining from voting:

WHEREAS the Company has 4,575,000 options outstanding with an exercise price of C$3.00 as more specifically set out in the table under the heading “Subject Optionholders” in the Management Information Circular of the Company dated August 16, 2022 (the “Subject Options”).

RESOLVED THAT:

1.	the exercise price of the 4,575,000 Subject Options granted to the Subject Optionholders be amended from C$3.00 to C$2.00; and

2.	any one or more of the directors or officers of the Company be and are hereby authorized for, on behalf of and in the name of the Company and as the corporate act of the Company to execute and deliver, under common seal or otherwise, all such other instruments, certificates, documents, directions, notices, acknowledgements and receipts and to perform and to do all such other acts and things as such directors or officers in their discretion may consider to be necessary or advisable for the purpose of giving effect to these resolutions.

Reason for Option Repricing

The Board has determined that adverse changes in the market price of the Company’s common stock since the Subject Options were granted could materially interfere with the Company’s efforts to attract and retain the service of its directors, officers and employees. We have historically granted stock options and other equity-based awards under the Plan consistent with the view that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages generally include a number of different components, we believe that equity compensation is key to linking pay to performance as it encourages employees and executive officers to work toward our success and aligns their interests with those of our stockholders by providing them with a means by which they can benefit from increasing the value of our stock. We face significant competition for experienced and talented personnel with critical and high demand skills in our industry, and stock options are an important part of our incentive compensation.

The Compensation Committee recommended to the Board, and the Board approved the Option Repricing, to encourage an increasing alignment of the Subject Option holder’s interests with those of our stockholders and their stake in the long-term performance and success of the Company. The Board recommends the Option Repricing and that stockholders approve the Option Amendment Resolution to encourage an increasing alignment of their interests with those of the Company’s stockholders and their stake in the long-term performance and success of the Company. When the market price for the Company’s common stock is significantly below the applicable exercise price of an option (often referred to as “underwater” or “out-of-the-money”), for example, the Board believes that the option holder is not likely to exercise that option and will not have the desired incentive that the option was intended to provide.

The Company and the Board considered several alternatives in arriving at our proposal, namely:

(1)	We could leave that options as they currently exist. We are concerned that if we do not improve the Subject Option holders’ prospects of receiving long-term value from their options, we will undermine the incentive the value of the Subject Option was meant to promote, which in turn could limit our ability to successfully implement our business plan. We will also forgo an opportunity to better align their interests with the interests of our stockholders.

(2)	We could issue additional options or other types of equity awards. However, this would result in increasing our overhang of outstanding equity awards, and we believe that adjusting already outstanding options would better serve the interests of our stockholders.

(3)	We considered an exchange of options of less than one for one as a means of offsetting the increase in value resulting from repricing options. Any exchange proposal would have required compliance with tender offer rules and resulted in added costs, complexities and burdens on our resources.

Subject Optionholders

There are currently 5,150,002 stock options outstanding under the Plan, of which 4,575,000 options are Subject Options. If stockholders do not approve the Option Amendment Resolution, then the Option Repricing described in this proposal will not become effective.

The following table sets forth the number of Subject Options held by the Subject Optionholders that will be repriced if the Option Amendment Resolution is approved (each Subject Option is exercisable for one Common Share):

Table – Subject Optionholders holding Subject Options

Subject Optionholders - Name and Position	Number of Subject Options
Richard Warke, Executive Chairman(1)	800,000
Donald Taylor, Chief Executive Officer(1)	850,000
Michael McClelland, Chief Financial Officer(1)	400,000
Johnny Pappas, Vice President, Environmental & Permitting(1)	350,000
Purni Parikh, Sr Vice President, Corporate Affairs and Corporate Secretary(1)	400,000
Tom Ladner, Vice President Legal(1)	150,000
John Boehner, Director(1)	350,000
Daniel Earle, Director(1)	350,000
Poonam Puri, Director(1)	350,000
Lenard Boggio, Director(1)	350,000

All Current Executive Officers as a Group - Total	2,950,000
All Non-Executive Directors as a Group - Total	1,400,000

Current Employees as a Group (excluding Executive Officers)	225,000

TOTAL SUBJECT OPTIONS TO BE REPRICED	4,575,000

(1)	This person is an insider of the Company and any Common Shares held directly or indirectly by such person will be excluded from voting on the Option Amendment Resolution.

Accounting Treatment of the Repricing

We have adopted the provisions of Financial Accounting Standards Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standard No. 123R) regarding accounting for share-based payments. Under Financial Accounting Standards Codification Topic 718, we will recognize any incremental compensation cost of the Subject Options subject to the Option Repricing. We believe that the incremental compensation cost will be measured on the date, if approved, the shareholders approve the repricing as the excess, if any, of the fair value of the repriced Subject Options immediately following the Option Repricing over the fair value of the Subject Options immediately prior to the Option Repricing.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted pursuant to the Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States. None of the Subject Options are incentive stock options.

Nonqualified Stock Options

No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to an optionee. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the optionee.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with the repriced Subject Options in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Required Vote

To approve the Option Amendment Resolution, the proposal must receive “For” votes from the holders of a majority of Common Shares cast for this proposal. Shareholders may vote “For”, “Against” or “Abstain” on this proposal. Abstentions will have no effect on the outcome of this proposal. The votes attached to Common Shares held directly or indirectly by insiders benefiting directly or indirectly from the Option Amendment Resolution as indicated in the table above under the heading “Subject Optionholders”, will be excluded; it is expected that a total of 23,504,388 such Common Shares will be excluded from voting.

Unless otherwise instructed by the Shareholder, the persons named in the form of Proxy shall vote the Common Shares represented by the Proxy in favour of the Option Amendment Resolution.

The Board recommends a vote FOR the Option Amendment Resolution.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Stock Option Plan Securities

The following table sets forth information concerning securities outstanding as at the Record Date.

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options (C$)(1)	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by Shareholders	5,150,002	2.85	2,770,459
Equity compensation plans not approved by Shareholders	N/A	N/A	N/A

(1)	Exercise prices priced in US$ were converted to C$ at a rate of US$1:C$1.2934.
(2)	Based on 10% of the Company’s issued and outstanding Common Shares at the Record Date less stock options outstanding at the Record Date.

Stock Option Plan Summary

The Company’s current stock option plan, as amended (the “Option Plan”) was adopted by the Board on February 22, 2021, and approved by shareholders on July 29, 2021. Pursuant to the policies of the TSX, all unallocated options, rights or other entitlements under a security-based compensation arrangement that do not have a fixed maximum number of securities issuable must be approved by the listed issuer’s securityholders when instituted and then every three years after the institution of such compensation arrangement.

The summary of the Option Plan set out below is intended to be a brief description and is subject to and qualified in its entirety by the full text of the Option Plan. Capitalized terms used in the following section “Summary of the Option Plan” but not otherwise defined in this Circular have the meanings given to them in the Option Plan.

Summary of the Option Plan

The purpose of the Option Plan is to secure for the Company and the Shareholders the benefits of the incentives inherent to Common Share ownership by officers, directors and other eligible persons who, in the judgment of the Board, will have a sufficient role in the Company’s growth and success.

Directors, officers and employees of, and consultants to, the Company or any of its subsidiaries, as well as employees of companies providing management services or support to the Company or any of its subsidiaries (each, an “Eligible Person”), are eligible to receive Option grants under the Option Plan. The Option Plan includes the following significant terms and restrictions:

•	The aggregate number of Common Shares that may be reserved for issuance pursuant to the Option Plan and all other share Compensation Arrangements may not exceed 10% of the number of Common Shares issued and outstanding from time to time. Of this number, a maximum of 10% Common Shares may be granted as Incentive Stock Options.

•	Any Common Shares subject to an Option that expires or terminates without having been fully exercised may be made the subject of a further Option.

•	Upon the partial or full exercise of an Option, the Common Shares issued upon such exercise will automatically become available to be made the subject of a new Option, provided that the total number of Common Shares reserved for issuance under the Option Plan does not exceed 10% of the number of Common Shares then issued and outstanding.

•	The aggregate number of Common Shares reserved for issuance pursuant to the Option Plan or any other share Compensation Arrangement to any one Participant may not exceed 5% of the number of Common Shares issued and outstanding at any time.

•	The aggregate number of Common Shares issuable pursuant to the Option Plan or any other share Compensation Arrangement to Insiders may not exceed 10% of the number of Common Shares issued and outstanding at any time.

•	The aggregate number of Common Shares issued to Insiders pursuant to the Option Plan or any other share Compensation Arrangement in any one-year period may not exceed 10% of the number of Common Shares then issued and outstanding.

Subject to the terms of the Option Plan, the Exercise Price for each Common Share subject to an Option will be determined by the Board at the time of the Option grant, and may not be lower than the last closing price of a common share on the TSX preceding the time of the Option grant, rounded up to the nearest whole cent.

Options will vest and become exercisable at such time or times as may be determined by the Board on the date of the Option grant.

Unless the Board determines otherwise and subject to any accelerated termination in accordance with the Option Plan, each Option will expire on the fifth anniversary of the date on which it was granted. In no event may an Option expire later than the tenth anniversary of the date on which it was granted. If the date on which an Option is scheduled to expire occurs during, or within ten business days after the last day of, a Black Out Period applicable to the Optionee, then the date on which the Option will expire will be extended to the last day of such ten-business day period.

Options are non-assignable and non-transferable, with the exception of an assignment by testate succession or by the laws of descent and distribution upon the death of an Optionee.

If an Optionee ceases to be an Eligible Person (other than by reason of death, permanent disability or termination for cause), the Optionee may exercise any vested Options for a period of 30 days after the Optionee ceases to provide services to the Company or any of its subsidiaries, subject to the earlier expiry of the Options. If an Optionee ceases to be an Eligible Person by reason of death, the Optionee’s heir may exercise any vested Options for one-year following the date of the Optionee’s death, subject to the earlier expiry of the Options. If an Optionee ceases to be an Eligible Person while on permanent disability, the Optionee or his legal representatives may exercise any vested Options until the one-year anniversary of the Optionee ceasing to be an Eligible Person due to the disability of the Optionee or the expiry date of the Option, whichever is earlier. If an Optionee is dismissed for cause, any Options (whether vested or unvested) held by such Optionee shall terminate immediately upon receipt by the Optionee of notice of such dismissal.

If a “Change of Control” (as defined below) occurs, the Board may, in its discretion, (a) amend, abridge or otherwise eliminate any vesting schedule so that notwithstanding the other terms of any outstanding Option or the Option Plan, any outstanding Option may be exercised in whole or in part by the Optionee and/or (b) determine that all holders of outstanding Options with an exercise price equal to or greater than the price per Common Share provided for in the transaction giving rise to such Change of Control shall be entitled to receive and shall accept, immediately prior to or concurrently with the transaction giving rise to such Change of Control, in consideration for the surrender of such Options, the value of such Options determined in accordance with the Black and Scholes Option Pricing Model, as determined by the Board.

The Board may from time to time, subject to applicable law and any required approval of the TSX, any other regulatory authority, or the Shareholders, suspend, terminate or discontinue the Option Plan at any time, or amend or revise the terms of the Option Plan or of any Option granted thereunder; provided that no such amendment, revision, suspension, termination or discontinuance can adversely affect the rights of an Optionee under any previously granted Option except with the consent of that Optionee.

Shareholder approval shall not be required for the following amendments, subject to any regulatory approvals, including, where required, the approval of the TSX:

1.	amendments to the Option Plan to ensure continuing compliance with applicable laws, regulations, requirements, rules or policies of any governmental or regulatory authority or any stock exchange;

2.	amendments of a “housekeeping”, clerical, technical or stylistic nature, which include amendments relating to the administration of the Option Plan or to eliminate any ambiguity or correct or supplement any provision herein which may be incorrect or incompatible with any other provision hereof;

3.	changing the terms and conditions governing any Option(s) granted under the Option Plan, including the vesting terms, the exercise and payment method, the Exercise Price and the effect of the Optionee’s death or permanent disability, the termination of the Optionee’s employment, term of office or consulting engagement or the Optionee ceasing to be an Eligible Person;

4.	determining that any of the provisions of the Option Plan concerning the effect of the Optionee’s death or permanent disability, the termination of the Optionee’s employment, term of office or consulting engagement or the Optionee ceasing to be an Eligible Person shall not apply for any reason acceptable to the Board;

5.	amendments to the definition of Eligible Person;

6.	changing the termination provisions of the Plan or any Option which, in the case of an Option, does not entail an extension beyond an Option’s originally scheduled expiry date;

7.	changing the terms and conditions of any financial assistance which may be provided by the Company to Optionees to facilitate the purchase of Common Shares under the Option Plan, or adding or removing any provisions providing for such financial assistance;

8.	amendments to the cashless exercise feature set out in Section 2.8 of the Option Plan;

9.	the addition of or amendments to any provisions necessary for Options to qualify for favourable tax treatment to Optionees or the Company under applicable tax laws or otherwise address changes in applicable tax laws;

10.	amendments relating to the administration of the Option Plan; and

11.	any other amendment, whether fundamental or otherwise, not requiring Shareholder approval under applicable law or the rules or policies of any stock exchange upon which the Common Shares trade from time to time.

Notwithstanding anything contained in the Option Plan to the contrary, no amendment requiring the approval of the Shareholders under applicable law or the rules or policies of any stock exchange upon which the Common Shares trade from time to time shall become effective until such approval is obtained. In addition to the foregoing, approval by the Shareholders by ordinary resolution shall be required for:

1.	any amendment to the provisions of Section 3.9 of the Option Plan that is not an amendment within the nature of Sections 3.9(a)(i) and 3.9(a)(ii) of the Option Plan;

2.	any increase in the maximum number of Common Shares that can be issued under the Option Plan, except in connection with an adjustment made in accordance with the Adjustment Provisions;

3.	any reduction in the Exercise Price of an Option granted under the Option Plan (including the cancellation and re-grant of an Option, constituting a reduction of the Exercise Price of an Option), except in connection with an adjustment made in accordance with the Adjustment Provisions;

4.	any amendment to extend the expiry of an Option beyond its original Expiry Date;

5.	any amendment to Section 3.1(e) or Section 3.1(f) of the Option Plan to increase participation by Insiders; and

6.	any amendment to the provisions of the Option Plan that would permit Options to be transferred or assigned other than for normal estate settlement purposes, provided further that, in the case of any amendment or variance referred to (I) in clause (v) of Section 3.9(b) of the Option Plan, Insiders are not eligible to vote their Common Shares in respect of the required approval of the Shareholders, and (II) in clauses (iii), (iv) or (vi) of Section 3.9(b) of the Option Plan, Insiders who shall benefit from such amendment or variance are not eligible to vote their Common Shares in respect of the required approval of the Shareholders.

For the purposes of the Option Plan, “Change of Control” means the occurrence of any of the following events:

1.	any one person holds a sufficient number of voting shares of the Company or resulting company to affect materially the control of the Company or resulting company;

2.	any combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, hold in total a sufficient number of voting shares of the Company or its successor to affect materially the control of the Company or its successor; or

3.	the Board adopts a resolution to the effect that the circumstances in clause (1) or (2) of this definition have occurred or are imminent,

where such person or combination of persons referred to in clause (1) or (2) of this definition did not previously hold a sufficient number of voting shares to affect materially control of the Company or its successor. In the absence of evidence to the contrary, any person or combination of persons acting in concert by virtue of an agreement, arrangement, commitment or understanding holding more than 20% of the voting shares of the Company or its successor is deemed to materially affect control of the Company or its successor.

Securities Available for Grant Under the Option Plan

The Company adopted its new TSX-approved Option Plan on February 22, 2021, which was approved by Shareholders on July 29, 2021. The Company’s historic incentive plan is the Company’s 2017 Equity Incentive Plan (the “2017 Plan”). The Company is not authorized to make further grants under the 2017 Plan.

The Option Plan is “rolling” such that the aggregate number of Common Shares that may be reserved for issuance pursuant to the Option Plan and all other share compensation arrangements is 10% of the Common Shares outstanding, and such aggregate number of Common Shares issuable under the Option Plan shall increase or decrease as the number of issued and outstanding Common Shares changes.

Under the terms of the Option Plan, the aggregate number of Common Shares that may be reserved for issuance pursuant to the Option Plan and all other share compensation arrangements as of the Record Date is 7,920,461, representing 10% of the Common Shares outstanding. As of the Record Date, the Company had 4,925,000Options outstanding under its Option Plan, representing 6.22% of the Company’s issued and outstanding Common Shares and 225,002 Options outstanding under the 2017 Plan, representing 0.28% of the Company’s issued and outstanding Common Shares. The Company has a further 2,770,459 remaining Options available for grant under its Option Plan representing approximately 3.50% of the Common Shares outstanding.

Annual Burn Rate

The following table sets forth the annual “burn rate” of the 2017 Plan and for the 2021 Plan for each of the three most recently completed fiscal years, calculated using the TSX’s prescribed methodology pursuant to Section 613(d) of the TSX Company Manual.

Annual Burn Rate(1)	2021	2020	2019
2017 Plan	0.00%	0.45%	0.00%
2021 Plan	6.62%	0.00%	0.00%

(1)	The burn rate is the number of awards granted in a fiscal year, expressed as a percentage of the weighted average number of Common Shares outstanding for the applicable fiscal year calculated in accordance with the CPA Canada Handbook.

CORPORATE CEASE TRADE ORDERS OR BANKRUPTCIES

Except as provided below, no proposed director of the Company is, as at the date of this Circular, or was within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company), that (i) was subject to a cease trade or similar order or an order that denied such company access to any exemption under securities legislation (that was in effect for a period of more than 30 days) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or (ii) was subject to any such order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer:

Mr. Boggio was a director of Great Western Minerals Group Ltd. (“GWMG”) from January 2013 until his resignation together with all the then current directors in July 2015.  On April 30, 2015, GWMG announced that a support agreement was entered into with the holders of a majority of GWMG’s secured convertible bonds and GWMG was granted protection from its creditors under the Companies Creditors Arrangements Act upon receiving an initial order from the Court.  On May 11, 2015, an order was issued by the Financial and Consumers Affairs Authority of the Province of Saskatchewan that all trading in the securities of GWMG be ceased due to its failure to file financial statements for the year ended December 31, 2014.  In December 2015 GWMG entered bankruptcy proceedings.

No proposed director of the Company is or has within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Penalties or Sanctions

No proposed director of the Company has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement, with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

During the Company’s past fiscal year, no director, executive officer or senior officer of the Company, proposed management nominee for election as a director of the Company or associate or affiliate of any such director, executive or senior officer or proposed nominee is or has been indebted to the Company or any of its subsidiaries or is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries, other than routine indebtedness.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth below or elsewhere in this Circular and other than transactions carried out in the ordinary course of business of the Company or any of its subsidiaries, no informed person or proposed director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which in either of such cases has materially affected or would materially affect the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2021, the Company had no transactions with related persons that exceeded in value the lesser of $120,000 or 1% of the average of the Company’s total assets in each of the last two fiscal years.

Related Person Transactions Policy and Procedure

The Company’s Code of Ethics states that our directors, employees and consultants should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of the Company. In particular, without the specific permission of the Chairman of the Audit Committee, ethics officer or the Board (including contracts approved by our Board), no director, employee or consultant, or a member of his or her family shall, unless disclosed to the Company, engage in the list of conflicts of interest transactions set forth in the Code of Ethics. The Company’s directors, employees and consultants must immediately notify the Chairman of the Audit Committee or the ethics officer of the existence of any actual or potential conflict of interest so that the circumstances can be reviewed for a decision on whether a conflict of interest is present, and if so, what course of action is to be taken.

The Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent the Company enters into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SHAREHOLDER PROPOSALS

Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information circular and proxy statement for an annual general meeting of the Company is calculated in accordance with Rule 14a-8(e) of Regulation 14A to the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary date of the Company’s management information circular and proxy statement released to the Shareholders in connection with the previous year’s annual general meeting. However, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting shareholder proposals for inclusion in the management information circular and proxy statement for the next annual general meeting of the Company will be June 1, 2023.

In addition, the Company’s Bylaws provide notice procedures for Shareholders to nominate a person as a director and to propose business to be considered by Shareholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 60 days and not more than 90 days before the first anniversary of the date on which the Company held its annual meeting in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders (A) that is called for a date that is not within thirty (30) days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, or (B) in the event that the Company did not have an annual meeting of Shareholders in the prior year any such written proposal of nomination must be received by the Board of Directors not less than five days after the earlier of the date the Company shall have (w) mailed notice to its Shareholders that an annual meeting of Shareholders will be held or (x) issued a press release, or (y) filed a periodic report with the Securities and Exchange Commission or (z) otherwise publicly disseminated notice that an annual meeting of Shareholders will be held. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting, notice of a nomination or proposal must be delivered to us no later than July 31, 2023 and no earlier than July 1, 2023. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a Shareholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of Shareholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of Shareholders and any adjournments or postponements.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 31, 2023, unless the date of our 2023 annual meeting has changed by more than 30 days calendar days from this year's annual meeting in which case such notice will be due on the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The regulations regarding the delivery of copies of proxy materials and annual reports to Shareholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple Shareholders who share the same address under certain circumstances. Shareholders who hold their Common Shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a Shareholder wishes to revoke such a consent previously provided to a broker, the Shareholder must contact the broker to revoke the consent. In any event, if a Shareholder wishes to receive a separate Circular and accompanying materials for the Meeting, or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Shareholder may receive copies by contacting the Corporate Secretary at Suite 555, 999 Canada Place, Vancouver, British Columbia, V6C 3E1. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Persons holding Common Shares through a broker can request a single copy by contacting the broker.

OTHER MATTERS

Management of the Company knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting accompanying this Circular. However, if any other matters that are not known to management should properly come before the Meeting, it is the intention of the persons named in the form of Proxy accompanying this Circular to vote upon such matters in accordance with their best judgement.

ADDITIONAL INFORMATION

Additional information concerning the Company is available on SEDAR under the Company’s profile at www.sedar.com and EDGAR at www.sec.gov/edgar.shtml. Financial information relating to the Company is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year which are contained in its Annual Report on Form 10-K. Shareholders wishing to obtain a copy of the Company’s Annual Report on Form 10-K may contact the Company at the following:

Augusta Gold Corp.	Telephone: (604) 687-1717
Suite 555 – 999 Canada Place	Email: info@augustagold.com
Vancouver, British Columbia V6C 3E1

APPENDICES

Appendix A – Form of Proxy

SIGNATURE

The undersigned hereby certifies that the contents and sending of this Circular to the Shareholders of the Company have been approved by the Board.

Dated effective as of August 29, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

“Donald R. Taylor”

Donald R. Taylor

President and Chief Executive Officer

APPENDIX “A”

FORM OF PROXY

[Attached.]

A - 1

AUGUSTA GOLD CORP. Security Class: Common Shares FORM OF PROXY Annual General Meeting to be held on Thursday, September 29, 2022 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution overleaf. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received 11:30 am (Pacific Time) on Tuesday, September 27, 2022, or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. VOTING METHODS MAIL or HAND DELIVERY Endeavor Trust Corporation 702 – 777 Hornby Street Vancouver, BC V6Z 1S4 FACSIMILE – 24 Hours a Day 604-559-8908 EMAIL proxy@endeavortrust.com ONLINE As listed on Form of Proxy or Voter Information Card If you vote by FAX, EMAIL or On-Line, DO NOT mail back this proxy. Voting by mail, fax or by email are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

AUGUSTA GOLD CORP. Appointment of Proxyholder I/We, being holder(s) of AUGUSTA GOLD Print the name of the person you are CORP. (the “Company”) hereby appoint: OR appointing if this person is someone Mr. Richard Warke, Executive other than the Management Nominee Chairman, or, failing him, Purni Parikh, listed herein. Senior Vice President, Corporate Affairs, or, failing her, Michael McClelland, Chief Financial Officer as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of stockholders of the Company to be held at Suite 555 - 999 Canada Place, Vancouver, BC V6C 3E1 on Thursday September 29, 2022 at 11:30 am (Pacific Time), and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withheld i) Richard Warke ii) Donald R. Taylor iii) Lenard Boggio iv) John Boehner v) Daniel Earle vi) Poonam Puri 2. Appointment of Auditor For Against Abstain To appoint Davidson & Company LLP as auditor of the Company until the next annual meeting, and to authorize the directors to fix their remuneration 3. Other Matters For Against Abstain To amend the exercise price of certain Company options, as more particularly set out in the management information circular and proxy statement for the Meeting Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s) Print Name(s) & Signing Capacity(ies), if applicable Date (MM-DD-YY) THIS PROXY MUST BE DATED